SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2007

ADS MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
Utah	000-24778	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
12758 Cimarron Path, Suite B-128, San Antonio, Texas 78249-3426
(Address of principal executive office)
Issuer's telephone number: (210) 655-6613

Section 5 - Corporate Governance and Management

Item 5.02 Appointment of Principal Officers

On March 12, 2007, Michael Wofford was appointed Chief Financial Officer (Principal Accounting Officer) of ADS Media Group, Inc. He has more than 23 years' experience in both public and corporate accounting. From June 2003 until March 2007, he was chief financial officer of UDP, Ltd, a provider of operations support systems and billing services to telecommunications companies. From November 1995 to November 2002 he was director of marketing and sales operations for Sprint PCS. From April 1989 to November 1995, he was controller for Southwestern Bell Mobile Systems. From August 1983 to April 1989 he was manager of Nelson & Nelson, CPAs. Mr. Wofford holds a Bachelor of Science degree in accounting from the University of Texas at Dallas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS MEDIA GROUP, INC.

Date: April 25, 2007	/s/ Clark R. Doyal
Clark R. Doyal, Chief Executive Officer